UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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[X]  Preliminary Information Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[  ]  Definitive Information Statement

KAT GOLD HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

Copies to:

Henry Nisser, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Fax: 212-930-9725

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[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:___________

(2)

Aggregate number of securities to which transaction applies:___________

(3)

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(4)

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KAT GOLD HOLDINGS CORP.

1149 Topsail Rd., Mount Pearl, Newfoundland

A1N 5G2, CANADA

 NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of Kat Gold Holdings Corp., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.315 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 500,000,000 to 1,000,000,000. The action will become effective on or about the 20th day after the definitive information statement is mailed to our stockholders.

Stockholders of record at the close of business on December __, 2012 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors
Kenneth Stead
Chief Executive Officer
December __, 2012

KAT GOLD HOLDINGS CORP.

1149 Topsail Rd., Mount Pearl, Newfoundland

A1N 5G2, CANADA

PRELIMINARY INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on December __, 2012.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock, no par value (the “Common Stock”), from 500,000,000 to 1,000,000,000.

How many shares of voting stock were outstanding on December __, 2012?

On December __, 2012, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 464,477,833 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 421,027,158 shares of Common Stock, or approximately 90.6% of the voting power of our common stockholders.  In addition, we obtained the approval of the holders of all 2,120,000 issued and outstanding shares of our Series A Preferred Stock, each of which carries the voting power of 25 shares of Common Stock.  As a result, we obtained the approval of 91.6% of the voting power eligible to vote on the amendment to our articles of incorporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 1,000,000,000

Our board of directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 500,000,000 to 1,000,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our articles of incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of articles of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 500,000,000 shares of Common Stock, par value $0.001 per share.  As of December __, 2012, we had 464,477,833 shares of Common Stock issued and outstanding.

The board of directors believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially based on 464,477,833 issued and outstanding shares of Common Stock as of December __, 2012 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of December ___, 2012, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.  Unless otherwise indicated below, beneficial ownership is calculated based on the 464,477,833 shares of Common Stock issued and outstanding as of the date hereof.

Name and address	Shares of Common Stock	Percent of Common Stock	Shares of Preferred Stock	Percent of Preferred Stock	Percent of All Capital Stock (1)
Directors and Named Executive Officers (2):
Kenneth Stead (3)	302,764,000	65.2%	37,500,000	70.8%	65.8%
Timothy Stead (4)	0	- - -	15,500,000	29.2%	2.9%
Thomas Brookes (5)	100,143,541	21.6%	0	- - -	19.4%
Matthew Sullivan (5)	18,119,617	3.9%	0	- - -	3.5%
		- - -
All Officers and Directors as a Group
	421,027,158	90.6%	53,000,000	100%	91.6%
5% or Greater Beneficial Owners
Kat Exploration, Inc. (3) 1149 Topsail Rd., Mount Pearl Newfoundland, A1N 5G2	296,000,000	63.7%	0	- - -	57.2%

(1)

Includes the voting power of the 2,120,000 shares of Series A Preferred Stock issued and outstanding, which in the aggregate carry the voting power of 53,000,000 shares of our Common Stock.  If all such shares of Series A Preferred Stock were converted into Common Stock, we would have 517,477,833 shares of Common Stock issued and outstanding.

(2)

The address for each of the officers and directors is c/o Kat Gold Holdings Corp., 1149 Topsail Rd., Mount Pearl, Newfoundland, A1N 5G2, Canada.

(3)

Kenneth Stead is the control person of Kat Exploration, our parent company, and may as such be deemed to beneficially own the 296,000,000 shares of our Common Stock owned by our parent company.  Mr. Stead, however, disclaims beneficial ownership of all such shares.  Mr. Stead owns 1,500,000 shares of Series A Preferred Stock, each of which carries the voting power of 25 shares of our Common Stock.  As a result, the table shows the beneficial owner’s actual voting power afforded by his beneficial ownership of the preferred stock, i.e., 37,500,000 shares of our Common Stock.  Kenneth Stead has been granted an irrevocable proxy to vote all the shares of our capital stock held by Timothy Stead.

(4)

Timothy Stead owns 620,000 shares of Series A Preferred Stock, each of which carries the voting power of 25 shares of our Common Stock.  As a result, the table shows the beneficial owner’s actual voting power afforded by his beneficial ownership of the preferred stock, i.e., 15,500,000 shares of our Common Stock.  Kenneth Stead has been granted an irrevocable proxy to vote all the shares of our capital stock held by Timothy Stead.

(5)

Thomas Brookes has been granted an irrevocable proxy to vote all the shares of our capital stock held by Matthew Sullivan.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of our company consists of 505,000,000 shares of capital stock, consisting of 500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, 2,500,000 of which have been designated Series A Preferred Stock.  As of the Record Date, there were 464,477,833 shares of Common Stock and 2,120,000 shares of Series A Preferred Stock issued and outstanding.

Series A Preferred Stock

The Series A Preferred Stock ranks equal to the Common Stock on liquidation and pays no dividend.  Each share of Series A Preferred is convertible, at the option of the holder, into one (1) fully paid and non-assessable share of the Common Stock at any time from and after the date the Company’s net income exceeds $1,000,000. On any matter presented to our Stockholders, each holder of outstanding shares of Series A Preferred shall be entitled to cast twenty five (25) votes for each share of Series A Preferred held by such holder as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by other provisions of our articles of incorporation, holders of Series A Preferred shall vote together with holders of our Common Stock as a single class.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

	By	Order of the Board of Directors
Kenneth Stead
Chief Executive Officer
December __, 2012

Appendix A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.             Name of Corporation: Kat Gold Holdings Corp.

2.             The articles have been amended as follows:

Article IV is hereby amended to read as follows:

Fourth. That the total number of stock authorized that may be issued by the corporation is one hundred billion (1,000,000,000) shares of common stock with a par value of one tenth of one percent ($0.001) per share and five million (5,000,000) shares of preferred stock with a par value of one tenth of one percent ($0.001) per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 91.6%

4.             Effective date of filing: (optional)

5.             Signature:

Kenneth Stead, President